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                                                                     Exhibit B16


                          FUND PERFORMANCE CALCULATION

1) The first step is to calculate what the terminal value of the investment is at the end of the period under consideration, i.e. what a hypothetical $1,000 invested at the beginning of the period would be worth at the end of the period. Any dividends or distributions during the period are considered to be reinvested.

         a. Divide the initial $1,000 investment by the beginning share price to determine the number of shares acquired. (Note: since this is a no-load fund without sales, redemption, or reinvestment fees, all of the $1,000 can be used to by shares).

         b. If a dividend or distribution occurs during the period, the dollar amount will be reinvested in new shares:

                  i. Multiply the number of shares held at the time of the distribution by the amount (per share) of the distribution. This equals the dollar amount to be reinvested.

                  ii. Divide this amount by the share price at which these dollars can be reinvested to arrive at the number of additional shares acquired.

                  iii.     Add these shares to the original number of shares.

                  iv. Repeat these steps if there are other distributions during the period.

         c. At the end of the period, multiply the number of shares held by the share price at that time to get the terminal or ending value.

2) The total return or performance (as a percentage) for that period will then equal:

                  [(End. value - Beg. value)/Beg. value] = 100

3) The performance for several periods may be combined using the "chainlinking" method, wherein the returns for each period are converted to "wealth relatives" (i.e. decimal form + 1) then multiplied together. For example:

         a.       Assume monthly return of: 3.06%, - 1.95%, and 5.01%

         b.       Convert to wealth relatives:

                                 3.06% becomes 1.0306
                                -1.95% becomes .9805
                                 5.01% becomes 1.0501

         c.       Multiply: 1.0306 x .9805 x 1.0501 = 1.0611

         d. Convert from "wealth relative" back to decimal form by subtracting 1: 1.0611 - 1= .0611 = 6.11% for the three periods combined

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4) To annualize or find the average annual total return for a given period:

         a. Convert the number to a "wealth relative" as above (e.g. 36.45% becomes 1.3645)

         b. Find the "nth" root of that number, where "n" = number of years over which that return has been achieved, and then convert back to a percentage.

Example: 36.45% over 2 years = the 2nd or square root of 1.3645 = 1.1681 =
         16.81% per year.  Similarly, 18.32% over 18 months = the 1.5th root of
         1.1832 = 1.1187 = 11.87% per year.

         c. This process is the same as solving for "T" in the following formula:

                  P(1 + T)n = ERY, where

                  P = a hypothetical initial payment of $1,000 T = average annual total return n = number of years ERY = ending redeemable value of that hypothetical $1,000 at the end of the period under consideration


                  EXAMPLES OF ACTUAL FAIRMONT FUND CALCULATIONS

1)       One Year Total Return:
                  Note 1: The greater precision used in calculating the numbers found in the prospectus may cause what appear to be rounding errors in the following illustrations.
                  Note 2: The same method of determining total return described above and illustrated here may be applied to a time period of any length. The Fund customarily makes the calculation on a monthly basis so that quarterly, one year, five year, and since inception rates of return may be easily found by "chainlinking" the appropriate monthly values.

                  Year:  1981 (9/2/81 - 12/31/81):
                  Beg. Price:  $25.00
                  End. Price:  $26.21
                  Distribution #    Date    Amount   Reinv. Price
                    none paid

                  $1000/$25.00=40 shrs
                             * $26.21 End. Price
                              1048.40 End. Value

                    [(1048.40-1000)/1000) * 100 = 4.8% total return for partial year

                  Year:  1982 (12/31/81 - 12/31/82):
                  Beg. Price:  $26.21
                  End. Price:  $33.06
                  Distribution #     Date            Amount   Reinv. Price

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                        1           2/21/82 0.4728       24.98
                        2           2/25/82 0.0816       24.84
                        3          10/15/82 1.2500       30.57




$1000/$26.21 =  38.1534 shrs
    * $0.4728 Dist #1
$18.0389/$24.98= 0.7221 shrs
               38.1534 shrs
               38.8755 shrs
             * $0.0816 Dist #2
        $3.1722/$24.84 = 0.1277 shrs
38.8755 shrs
39.0032 shrs
                * $1.2500
           $48.7540/$30.57 =        1.5948 shrs
                                            39.0032 shrs
                                              40.5980 shrs
                                                     * $33.06   end.
price
                                                           $1342.17  end.
value

                    [(1342.17-1000)/1000] * 100 = 34.2% one year total return


Year:  1983 (12/31/82 - 12/31/83):
Beg. Price:  $33.06
End. Price:  $42.22
Distribution #    Date             Amount   Reinv. Price
      1           4/8/83  2.2263      35.58

$1000/$33.06=   30.2480 shrs
                      * $2.2263 Dist #1
                  $67.3412/$35.58 =        1.8927 shrs
                                                   30.2480 shrs
                                                   32.1407 shrs
                                            * $42.22   end. price
                                            $1356.98 end. value

  [(1356.98-1000)/1000] * 100 = 35.6% one year total return


Year:  1984 (12/31/83 - 12/31/84):
Beg. Price:  $42.22
End. Price:  $44.28
Distribution #    Date             Amount   Reinv. Price

      1                    2/29/83  2.2154       39.56

 $1000/$42.22 =  23.6855 shrs
                       * $2.2154 Dist #1
                   $52.4728/$39.56 =        1.3264 shrs
                                                    23.6855 shrs
                                                    25.0119 shrs
                                             * $44.28   end. price
                                             $1107.53 end. value

   [(1107.53-1000)/1000] * 100 = 10.7% one year total return


 Year:  1985 (12/31/84 - 12/31/85):
 Beg. Price:  $44.28
 End. Price:  $54.23
 Distribution #    Date             Amount   Reinv. Price
      1                    2/28/85  3.2890       45.06
      2                    8/31/85  0.2625       48.47

 $1000/$44.28 =  22.5836 shrs
                       * $3.2890 Dist #1
                   $74.2773/$45.06 =        1.6484 shrs
                                                    22.5836 shrs
                                                    24.2320 shrs
                                           * $0.2625 Dist #2
                                      $6.3609/$48.47= 0.1312 shrs
                                                      24.2320 shrs
                                                      24.3632 shrs
                                               * $54.23  end. price
                                               $1321.22 end. value

               [(1321.22-1000)/1000] * 100 = 32.1% one year total return


             Year:  1986 (12/31/85 - 12/31/86):
             Beg. Price:  $54.23
             End. Price:  $49.50
             Distribution #    Date             Amount   Reinv. Price
                  1                    2/28/86  6.2809      53.64
                  2                   12/31/86  5.8622      49.50

             $1000/$54.23 =  18.4400 shrs
                   * $6.2809 Dist #1
               $115.8197/$53.64 =       2.1592 shrs
                                                18.4400 shrs
                                                20.5992 shrs
                                              * $5.8622 Dist #2
                                         $120.7566/$49.50 =       2.4395 shrs

                                                           20.5992 shrs
                                                           23.0387 shrs
                                                    * $49.50  end. price
                                                    $1140.42 end. value

                    [(1140.42-1000)/1000] * 100 = 14.0% one year total return








                  Year:  1987 (12/31/86 - 12/31/87):
                  Beg. Price:  $49.50
                  End. Price:  $44.87
                  Distribution #    Date             Amount   Reinv. Price
                       1                   12/31/87  0.7824      44.87



                  $1000/$49.50 =  20.2020 shrs
                                        * $0.7824 Dist #1
                        $15.8061/$44.87 =        0.3523 shrs
                                                         20.2020 shrs
                                                         20.5543 shrs
                                                  * $44.87   end. price
                                                  $922.27   end. value

                    [(922.27-1000/1000] * 100= -7.7% one year total return


2)       Cumulative Total Return:

                  This is calculated by "chainlinking" the one year (or one month) return for as many periods as needed. The example below illustrates how to "chainlink" one year returns in order to calculate a cumulative total return since The Fund's initial public offering of shares.
                  (Note: The greater precision used in calculating the numbers found in the prospectus may cause what appear to be rounding errors in the following illustrations).





          One Year       Wealth
Year       Return        Relative        Product            Cumulative Return
1981       4.48%          1.0484          1.0484               (1.0484-1)*100=
4.48%

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

1982            34.23%              1.3423    1.0484*1.3423=1.4072      (1.4072-1)*100=
40.72%
1983            35.68%              1.3568    1.4072*1.3568=1.9093      (1.9093-1)*100=
90.93%
1984            10.76%              1.1076    1.9093*1.1076=2.1148      (2.1148-
1)*100=111.48%
1985            32.12%              1.3212    2.1148*1.3212=2.7940      (2.7940-
1)*100=179.40%
1986            14.05%              1.1405    2.7940*1.1405=3.1865      (3.1865-
1)*100=218.65%
1987            -7.77%              0.9223    3.1865*0.9223=2.9388      (2.9388-
1)*100=193.88%

3)       Average Annual Total Return:

                  Average annual total returns are calculated by annualizing the cumulative total return for the period under consideration (as described above).

                  One Year Period: The number is obviously already annualized. It equals the cumulative total return for any 12 consecutive months. For a calendar year, it will equal one of the one year returns shown above.

                  Five Year Period: Here, a cumulative total return is found for the five years of interest (normally the most recent five). That number is converted to a wealth relative, the fifth root taken, then converted back to a percentage. For example, for 1983 - 1987:

Cum. Total Return = 1.3568 * 1.1076 * 1.3212 * 1.1405 * 0.9223 = 2.0884 or
108.84%

Avg. Ann'l. Total Return: The 5th root of 2.0884 = 1.1587, so
                                             1.1587 - 1 = 0.1587 = 15.87%

Period Since Inception: Done in same manner as five year rate, except that "n" = the number of years since The Fund's inception. From 9/2/81 to 12/31/87 =6.33 years.

Cum. Total Return = 1.0484 * 1.3423 * 1.3568 * 1.1076 * 1.3212 * 1.1405 * 0.9223
= 2.9388 or 193.88%.

Avg. Ann'l. Total Return: The 6.33th root of 2.9388 = 1.1856, so 1.1856 - 1 =
0.1856 = 18.56%

                  EXAMPLES OF ACTUAL WARRIOR FUND CALCULATIONS



1)       One Year Total Return:
                  Note 1: The greater precision used in calculating the numbers found in the prospectus may cause what appear to be rounding errors in the following illustrations.
                  Note 2: The same method of determining total return described above and illustrated here may be applied to a time period of any length. The Fund customarily makes the calculation on a monthly basis so that quarterly, one year, five year, and since inception rates of return may be easily found by "chainlinking" the appropriate monthly values.

  Year:  1987 (3/1/87 - 12/31/87):
  Beg. Price:  $25.00
  End. Price:  $21.92
  Distribution #    Date             Amount   Reinv. Price
       1                   12/31/87  0.2659       21.92

  $1000/$25.00 =  40.0000 shrs
                        * $0.2659 Dist #1
                    $10.6360/$21.92 =        0.4852 shrs
                                                     40.0000 shrs
                                                     40.4852 shrs
                                              * $21.92   end. price
                                              $887.44  end. value

    [(887.44-1000)/1000] * 100 = -11.25% one year total return


2)       Cumulative Total Return:

                  This is calculated by "chainlinking" the one year (or one month) returns for as many periods as needed. Given The Fund's relatively short history, there is no need to accumulate multiple annual rates of return. However, to illustrate how "chainlinking" produces a cumulative total return, 1987 monthly returns will be used to generate the annual return shown above:

         Monthly    Wealth
Month    Return    Relative      Product                   Cumulative Return
-----    -------   --------      -------                   -----------------
Mar        0.00%    1.0000       1.0000                    (1.0000-1)*100=  0.00%
Apr       -4.40%    0.9560       1.0000*0.9560=0.9560      (0.9560-1)*100= -4.40%
May       -1.84%    0.9816       0.9560*0.9816=0.9384      (0.9384-1)*100= -6.16%
Jun        4.18%    1.0418       0.9384*1.0418=0.9776      (0.9776-1)*100= -2.24%
Jul        3.11%    1.0311       0.9776*1.0311=1.0080      (1.0080-1)*100=  0.80%
Aug        7.58%    1.0758       1.0080*1.0758=1.0844      (1.0844-1)*100=  8.44%
Sep       -0.33%    0.9967       1.0844*0.9967=1.0809      (1.0809-1)*100=  8.08%
Oct      -20.50%    0.7950       1.0809*0.7950=0.8593      (0.8593-1)*100=-14.08%
Nov       -7.08%    0.9292       0.8593*0.9292=0.7985      (0.7985-1)*100=-20.16%
Dec       11.15%    1.1115       0.7985*1.1115=0.8875      (0.8875-1)*100=-11.25%

3)       Average Annual Total Return:

                  Average annual total returns are calculated by annualizing the cumulative total return for the period under consideration (as described above).

                  As of 12/31/87, The Warrior Fund had been in existence for 10 months. Since the cumulative total return for that period = -11.25% and "n" = 10/12 or 0.8333, the average annual total return for the period equals:

                  Cum. Total Return = -11.25%
                  Wealth Relative = -11.25/100 + 1 = 0.8875
                  Avg. Ann'l. Total Return:  The 0.8333th root of
                                             0.8875 = 0.8666, so
                                             0.8666 - 1 = -0.1334 = -13.34%